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                         FOURTEENTH AMENDMENT
                                 TO
                        ANGELICA CORPORATION
                      RETIREMENT SAVINGS PLAN


      WHEREAS, Angelica Corporation, a corporation duly organized and existing under the laws of the State of Missouri (hereinafter the "Company"), established and continues to maintain the Angelica Corporation Retirement Savings Plan (hereinafter the "Plan"); and

      WHEREAS, effective November 1, 1996, the Company desires to make certain amendments to the Plan.

      NOW, THEREFORE, the Plan is hereby amended, effective November 1, 1996, in the following respect:

      Section 10.1(b) of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

      "(b) The lesser of (i) one-half (1/2) of the aggregate amount which would be distributable to the Participant from his Account in the event of the termination of his employment with the Employing Companies, or (ii) the amount in such Participant's Account which is invested in the Interest Income Fund."

      IN WITNESS WHEREOF, the Company has executed this Fourteenth Amendment and affixed its corporate seal hereto by its duly authorized officer on this 29th day of October, 1996.
----        -------

                                       ANGELICA CORPORATION


                                       By /s/ L. J. Young
                                          -------------------------------------
                                          Chairman of the Board,
                                          President and Chief Executive Officer


[SEAL]

WITNESSED BY:


/s/ Jill Witter
---------------------------
Secretary